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                                                                  Execution Copy



                             SUBSCRIPTION AGREEMENT
                             ----------------------


TO:  STAKE TECHNOLOGY LTD. (the "Company")
     2838 Highway 7
     Norval, Ontario
     L0P 1K0


Claridge Israel LLC (the "Purchaser"), hereby irrevocably subscribes, subject to the terms and conditions set forth below, for 3,000,000 units ("Units") of the capital of the Company at the price of US$2.00 per Unit for an aggregate subscription price of US$6,000,000 (the "Offering"), each Unit consisting of one common share of the Company (a "Common Share") and three-quarters of one Common Share purchase warrant (a "Warrant") as set forth in the form of Warrant attached hereto as Schedule "A" (the "Warrant Certificate") to purchase one Common Share. Each Warrant entitles the holder thereof to purchase one Common Share at a purchase price of US$2.40 at any time on or before 5:00pm (Toronto time) on September 30, 2004.

Covenants of Company
--------------------

1. The Company covenants with the Purchaser and acknowledges that the Purchaser is relying on such covenants in completing the Offering that the Company shall:

     a. make all necessary filings with, and obtain all necessary approvals from, the Ontario Securities Commission and the National Association of Securities Dealers in order to complete the Offering and ensure that Common Shares are quoted for trading on the NASDAQ Smallcap Market;

     b. use its reasonable best efforts to maintain its status as a reporting company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act" and together with the Securities Act, the "U.S. Securities Laws"), as applicable, and to acquire status as a "reporting issuer" under the Securities Act (Ontario) and to continue to be in compliance with its obligations thereunder, without default;

     c. use its reasonable best efforts to maintain a quotation for the Common Shares on the NASDAQ Smallcap Market and on such other recognized stock exchange(s) as the Company may determine, acting reasonably;

     d. ensure that at all times prior to the expiry thereof, sufficient Common Shares are allotted and reserved or deposited for issuance upon the due exercise of the



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          Warrant; and

     e. allow and assist the Purchaser and its representatives to conduct all due diligence which it may reasonably require to be conducted.

Representations and Warranties of Company
-----------------------------------------

1. The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such representations and warranties in completing the Offering, that:

          (i) the Company and each of Temisca Inc., Sunrich Food Group Inc., Northern Food & Dairy, Inc. Sunrich, Inc. and Nordic Aseptic, Inc. (each a "Material Subsidiary" and collectively, the "Material Subsidiaries") has been duly organized and is validly existing under the laws of its jurisdiction of incorporation, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own its properties and assets and the Company has all requisite power and authority to carry out its obligations under each of this Subscription Agreement and the Warrant;

          (ii) except for the Material Subsidiaries, the Company has no subsidiaries and has no investment or proposed investment in any person which is or would be material to the business and affairs of the Company;

          (iii) the Company is a reporting company under the U.S. Securities Laws and is not in default of any requirement thereof, is in compliance with its timely disclosure ___ obligations thereunder and there are no outstanding reports filed under the U.S. Securities Laws on a confidential basis;

          (iv) the Common Shares, the Warrant and the Common Shares issuable on the exercise of the Warrant (collectively, the "Underlying Securities") upon full payment therefor, have been or shall be, as the case may be, validly created, authorized and issued as fully paid and non-assessable securities in the capital of the Company;

          (v) all consents, approvals, permits, authorizations or filings as may be required under applicable securities laws or otherwise necessary for the execution and delivery of, and the performance by the Company of its obligations under this Subscription Agreement and the transactions contemplated hereby have been made or obtained, as applicable;

          (vi) each of this Subscription Agreement, the Registration Rights Agreement (as defined below) and the Warrant has been duly authorized, executed



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                    and delivered by the Company and constitutes a valid and
                    binding obligation of the Company enforceable against the Company in accordance with its terms;

          (vii) none of the execution and delivery of this Subscription Agreement, the Registration Rights Agreement and the Warrant, the performance by the Company of its obligations hereunder or thereunder, the issue and sale of the Units hereunder and the consummation of the transactions contemplated by this Subscription Agreement, the Registration Rights Agreement and the Warrant, including the issuance and delivery of the Underlying Securities conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company and including, without limitation, applicable securities laws; (B) the constating documents, by-laws or resolutions of the directors and shareholders of the Company which are in full force and effect at and as of the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgement, decree or order binding the Company or, the property or assets of the Company in each case which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Company or its assets;

          (viii) all necessary corporate action has been taken by the Company to allot and authorize the issuance of the Underlying Securities;

          (ix) the authorized capital of the Company consists of an unlimited number of Common Shares of which 32,923,203 Common Shares are issued and outstanding as fully paid and non-assessable as at the date hereof prior to giving effect to the Offering and an unlimited number of special shares, none of which have been issued or are outstanding. Except for the conversion, exercise or exchange rights that attach to the Warrant, or to warrants, options and convertible securities listed on Section 1(ix) of the Disclosure Schedule made a part hereof and attached hereto (the "Disclosure Schedule"), there exist no rights to purchase or otherwise acquire any securities of the Company;

          (x) other than as specifically set forth in the Form 10-KSB for the annual period ended December 31, 2000 (the "10-K") and the Form 10-Q for the quarterly period ended June 30, 2001, (the "10-Q" and together with the 10-K, the "SEC Reports") filed by the Company, there has not occurred any material adverse change, financial or otherwise, in the



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                                       4


                    assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company and its subsidiaries since the effective date such of forms filed by the Company, and no transaction has been entered into by the Company or any of its subsidiaries which is or would be material to the Company on a consolidated basis;

          (xi) there have not been any material adverse changes to the assets, liabilities, financial position or business of the Company or any of its Material Subsidiaries since the filing of the SEC Reports;

          (xii) the SEC Reports were, on the dates of their respective filing, in compliance in all material respects with the requirements of their respective report forms and the Exchange Act and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xiii) the financial statements in the SEC Reports have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition and results of operations of the Company for the periods then ended;

          (xiv) the Company is in good standing and entitled to all benefits under all contracts to which it is a party and is not dependent upon the guarantee of or any security provided by a third party. Except as set forth on Section 1(xiv) of the Disclosure Schedule, the Company is not knowingly in breach or default of any material obligations under any contract, arrangement or commitment, including agreements for the purchase of materials, supplies or services, agreements with the purchase or sale of any assets of the Company, management, consulting or similar contracts and leases or licenses, written or oral, to which the Company is a party, or by which it is bound, and breaches or defaults which either on their own or in the aggregate, have not had and will not have a material adverse effect on the Company or its successor, its business, affairs or prospects, financial or other. There is no breach or default of or under any agreement that has resulted or could result in the breach of any other agreement, deed or instrument to which the Company or any Material Subsidiary is a party or by which any of their property is bound. There exist no state of facts which, after notice or lapse of time, or both, would constitute a default or breach by the Company of any contracts or commitments to which it is a party.



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                                       5


          (xv) the Company is the sole registered and beneficial owner of all issued and outstanding securities of each Material Subsidiary (except for certain Class "H" Shares of Temisca, Inc. pledged to its creditors) and no holder of outstanding shares in the capital of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Company or any of its Material Subsidiaries are outstanding or are contemplated;

          (xvi) the Company and each of its Material Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws of each jurisdiction in which such business is carried on, except where the failure to do so would not have an adverse material effect on the Company or any Material Subsidiary;

          (xvii) Except as specifically disclosed in the SEC Reports, no legal or governmental proceedings are pending to which the Company or any of its Material Subsidiaries is a party or to which the property of the Company or any of its Material Subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the operation, business or condition of the Company taken as a whole and, to the best of its knowledge, information and belief, no such proceedings have been threatened against or are contemplated with respect to the Company or any of its property;

          (xviii) the Company and each of its Material Subsidiaries has timely filed all necessary tax returns and notices and has paid or made provision for all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due except where the failure to file such tax returns and notices would not have an adverse material effect on the Company or any Material Subsidiary and the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing thereon which have not otherwise been provided for by the Company and its subsidiaries;

          (xix) the Company and its Material Subsidiaries possess all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities necessary to conduct the business operated by it and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit or licence which, by itself or in the aggregate, if the subject of an unfavourable decision, ruling or finding,



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                                       6


                    would have an adverse material effect on the conduct of the business, operations, financial condition or income of the Company taken as a whole;

          (xx) to the best of the Company's knowledge, information and belief, none of the directors or officers of the Company or any of its subsidiaries (or such shareholders' respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

          (xxi) the Company or one of its subsidiaries has all proprietary rights provided in law to all patents, trademarks, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit it to conduct its business, except where the failure to do so would not have an adverse material effect on the Company;

          (xxii) the Company or one of its subsidiaries is the exclusive owner of or possesses adequate enforceable rights to use the Intellectual Property free and clear of any encumbrances which would have an adverse material effect on the Company, and has no knowledge of any claim of adverse ownership in respect thereof;

          (xxiii) the Company is not aware of a claim of any infringement or breach by the Company or any of its subsidiaries of any industrial or intellectual property rights of any other person, nor has the Company or any of its subsidiaries received any notice, nor is the Company otherwise aware, that the use of the business names, trademarks, servicemarks, copyrights and other industrial or intellectual property of the Company or any of its subsidiaries infringes upon or breaches any industrial or intellectual property rights of any other person and the Company has no knowledge of any infringement or violation of any of the rights of the Company in such intellectual and industrial property and is not aware of any state of facts that casts doubt on the validity or enforceability of any such intellectual or industrial property rights;

          (xxiv) no royalty or other fee is required to be paid by the Company to any other Person (as defined by applicable securities laws) in respect of the Intellectual Property and there are no restrictions on the ability of the Company to exploit or assign all rights in the Intellectual Property;

          (xxv) there are no claims against the Company in connection with product warranties or the production or sale of defective or inferior products;



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                                       7


          (xxvi) except as specifically disclosed in the SEC Reports, there is presently no material plan in place for retirement bonus, pension benefits, unemployment benefits, deferred compensation, severance or termination pay, insurance, sick leave, disability, salary continuation, legal benefits, vacation or other employee incentives or compensation that is contributed to or required to be contributed to, by the Company for the benefit of any current or former director, senior officer, or consultant of the Company;

          (xxvii) except as specifically disclosed in the SEC Reports, neither the Company nor any of its subsidiaries owes any money to, nor has the Company or any of its subsidiaries any present loans to, or borrowed any monies from, is or otherwise indebted to any officer, director, employee, shareholder or any person not dealing at "arms length" (as such term is defined in the Income Tax Act (Canada)) with the Company except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Company;

          (xxviii) except as specifically disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding except in the normal course of business with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Company;

          (xxix) except as specifically disclosed in the SEC Reports, to the best of the Company's knowledge, information and belief, no present or former officer, director or shareholder of the Company or any of its subsidiaries has any cause of action, or other claim whatsoever, against, or owes any amount to, the Company or any of its subsidiaries except for any liabilities reflected in the SEC Reports and claims in the ordinary and normal course of the business such as for accrued vacation pay and accrued benefits under any employee plans the particulars of which have been disclosed to the Agent;

          (xxx) all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company;

          (xxxi) there has not been and there is not currently any material disagreement or other difficulty with any of the employees of the Company or any of its subsidiaries which is adversely affecting or could reasonably



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                                       8


                    adversely affect, in a material manner, the carrying on of the business of the Company or any of its subsidiaries;

          (xxxii) to the best of the Company's knowledge, information and belief, the Company is in compliance with the provisions of applicable worker's compensation, applicable employee health and safety, training or similar legislation in each jurisdiction where it carries on business;

          (xxxiii) no property or asset of the Company or any of its subsidiaries has been taken or expropriated by any federal, state, provincial, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Company aware of any intent or proposal to give any such notice or commence any such proceeding;

          (xxxiv) with respect to each premises which is material to the Company and which the Company or any of its subsidiaries occupies (the "Material Premises"), the Company or one of its subsidiaries either owns such Material Premises or has the exclusive right to occupy and use the Material Premises;

          (xxxv) each of the leases pursuant to which the Company or any of its subsidiaries occupies any Material Premises is in good standing and in full force and effect, and none of the Company or any of its subsidiaries (as the case may be) or, to the best of the knowledge, information and belief of the Company, any other party thereto, is in breach of any material covenants, conditions or obligations contained therein;

          (xxxvi) to the best of the Company's knowledge, information and belief, the business of the Company and each of its subsidiaries has been and is in compliance with all applicable Environmental Laws except where such non-compliance would not have an adverse material effect on the Company or any Material Subsidiary; neither the Company nor any of its subsidiaries has used or permitted to be used, except in compliance with all Environmental Laws, any of its properties or facilities or any property or facility which it previously owned or leased, to generate, manufacture each and every element, compound, chemical mixture, contaminant, pollutant, material waste or other substance which is defined, determined or identified as hazardous or toxic under any environmental law to which the Company or its subsidiaries is subject or release of which is prohibited under any such environmental law ("Hazardous Materials"), process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Materials and neither the Company nor any of its subsidiaries has caused or permitted, nor has there been any release, of any Hazardous Materials on, in, around, from or in



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                                       9


                    connection with any of its properties or assets or their use, or any property or facility which it previously owned or leased, or any such release on or from a facility owned or operated by any third party but with respect to which the Company or one of its subsidiaries is or may reasonably be alleged to have liability. All Hazardous Materials and all other wastes and other materials and substances used in whole or in part by the Company and its subsidiaries have been disposed of, treated and stored by the Company and its subsidiaries in compliance with all environmental laws; neither the Company nor any of its subsidiaries has received any notice of, nor been prosecuted for, non-compliance with any environmental laws, and neither the Company nor any of its subsidiaries has settled any allegation of non-compliance prior to prosecution; and there are no notices, orders or directions relating to environmental matters requiring, or notifying the Company or one of its subsidiaries that it is or may be responsible for, any containment, clean-up, remediation or corrective action, or any work, repairs, construction or capital expenditures to be made under environmental laws with respect to the business or any property of the Company and its subsidiaries; and

          (xxxvii) Neither the Company nor any of its Material Subsidiaries nor any person acting on behalf of either of them has offered or sold any of the Underlying Securities by any form of solicitation or general advertising.


Representations and Warranties of Purchaser
-------------------------------------------

1. The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying upon such representations and warranties in completing the Offering;

          (i) The Purchaser is a valid and subsisting limited liability company, has the necessary capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary power in respect thereof.

          (ii) Each of this Subscription Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms.

          (iii) The Purchaser is a resident of the United States and executed and delivered this Subscription Agreement in the United States.

          (iv) The Purchaser is acting as principal and is acquiring the Units to be held



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                                       10


                    for investment only and not with a view to immediate resale or distribution and will not resell or otherwise transfer or dispose of the Common Shares and Warrant comprising the Units except in accordance with provisions of applicable securities laws.

          (v) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser is required for the execution, delivery or performance by the Purchaser of its obligations hereunder, including without limitation the purchase of the Underlying Securities.

          (vi) Neither the acquisition of the Underlying Securities nor the performance of the Purchaser's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the operating agreement or other organizational documents of the Purchaser, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of its assets or properties or (iii) the terms of any material agreement to which the Purchaser is a party or to which any of the Purchaser's properties is subject.

          (vii) The Purchaser understands that the Underlying Securities have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Purchaser contained herein.

          (viii) The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Subscription Agreement; the Purchaser is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

          (ix) The Purchaser understands that it must bear the economic risk of this investment indefinitely unless its Underlying Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Purchaser to sell,



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                                       11


                    assign, pledge, hypothecate, or otherwise dispose or encumber any or all of the Underlying Securities, in the amounts, or at the time the Purchaser might propose.

          (x) The Purchaser is acquiring the Underlying Securities solely for its own account for investment and not with a view toward the resale, assignment, pledge, hypothecation, or other disposition, encumbrance or distribution thereof (collectively, "Transfer"), nor with any present intention of distributing the Underlying Securities. No other person has any right with respect to or interest in the Underlying Securities to be purchased by the Purchaser, nor has the Purchaser agreed to give any person any such interest or right in the future.

          (xi) The Purchaser was not provided with, has not requested, and does not need to receive an offering memorandum or a prospectus as defined in applicable securities laws. The offer and sale to the Purchaser of the Units was not made through or as a result of, and the distribution of Units is not being accompanied by, any advertisement in printed public media, radio or television or telecommunication, including electronic display or any other form of advertisement and, except for the this subscription agreement, the only documents delivered or otherwise furnished to the subscriber in connection with such offering and sale were a term sheet describing the terms of this offering, copies of news releases issued by the Company, public available research reports, public filings with the Securities and Exchange Commission, none of which have been prepared for delivery to the Purchaser in order to assist it in making an investment decision in respect of the Units.

          (xii) Other than as specifically set forth in this Subscription Agreement, the Purchaser makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SUBSCRIPTION AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

Pre-emptive Rights
------------------

1. For so long as any members of the Claridge Group (as defined below) collectively remain the beneficial owners of five percent (5%) or more of the outstanding Common Shares, the Company shall give notice to the Purchaser and/or to the members of the Claridge Group who hold Common Shares (collectively, the "Notified Parties") of all proposed offerings of Common Shares or securities convertible into Common Shares to any third party for the purposes of obtaining financing for the Company, whether such offerings be by way of private placement or to the public by way of prospectus or registration statement or otherwise. Every such notice shall be made in writing given by the Secretary of the Company to the Notified Parties by sending the same by prepaid registered mail addressed to, or by delivering the same personally to, the Notified Parties at their latest address as shown in the records of the Company. Such notice shall specify the total number of Common Shares or securities convertible into Common Shares then being offered for allotment and issue, the issue price for each such Common Share or securities convertible into Common Shares (or unit if being offered in units), the method by which such offering is being made and the number of such Common Shares or securities convertible into Common Shares (or units if being made by units) being offered to the Notified Parties and shall limit the time (which shall not be less than 2 days from the date on which such notice is deemed to have been given) within which such offer, if not accepted, will be deemed to be declined. The number of Common Shares or securities convertible into Common Shares (or units if offered in units) to be offered to the Notified Parties in any such notice shall be equal to the percentage that the Common Shares owned by the Notified Parties represents of the total number of Common Shares issued and outstanding at the time of giving of such notice. Acceptance of such offer by the Notified Parties shall be made (within the time limited for acceptance as aforesaid) by a reply notice in writing given to the Company by prepaid registered mail addressed to, or by delivering the same personally to, the Company at its registered office. Upon the expiration of the time limited for acceptance as aforesaid or upon receipt of written advice from the Notified Parties that they decline to accept the Common Shares offered to it, the Company shall have the right within one hundred and twenty (120) days to allot and issue Common Shares or securities convertible into Common Shares offered for allotment and issue in accordance with the foregoing provisions and not accepted by the Notified Parties to any person or persons at such price and upon such terms as such Common Shares or securities convertible into Common Shares were offered for allotment and issue. Following the expiration of such one hundred and twenty (120) days the foregoing provisions hereof shall again apply in respect of unissued Common Shares or securities convertible into Common Shares and so on from time to time. Any offer, reply or notice as aforesaid, if delivered, shall be deemed to have been given on the date on which it was delivered, or if mailed by prepaid registered post, shall be deemed to have been given on third business day following the day on which it was mailed. Except as aforesaid, no holder of Common Shares or securities convertible into Common Shares should be entitled as of right to subscribe for, purchase or receive any part of any issue of shares or securities of the Company now or hereafter authorized.

2. If the Company proceeds with a rights offering to any or all of its shareholders and/or securityholders and all or any part of such rights offering is not taken up by the shareholders and/or securityholders of the Company then the Notified Parties shall have the right to take up any or all of the unexercised portion of such rights offering upon the same terms and conditions and at the same price of the rights offering. Upon the expiry of any rights offering, the Company shall send to the Notified Parties a notice specifying the shares or securities which have not been taken up under the rights offering. The Notified

     Parties shall, within twenty one (21) days of receipt of such notice send the Company a notice specifying the number of shares or securities which have not been taken up under the rights offering which the Notified Parties wish to purchase.

3. Notwithstanding the foregoing, the Purchaser shall have no pre-emptive right in respect of Common Shares or securities convertible into Common Shares to be issued:

     a. as consideration for the acquisition of the shares or assets of another company or in connection with an amalgamation or merger of the Company with another company;

     b.   as a share dividend;

     c.   pursuant to an employee stock option plan of the Company; or

     d. pursuant to the exercise of conversion privileges, options or rights previously granted by the Company.

     For purposes of this Subscription Agreement, "Claridge Group" shall mean:
     (i) Charles R. Bronfman and his lineal descendants; (ii) the spouses of any one or more of the foregoing; (iii) any trust of which any one or more of such persons is a beneficiary; (iv) a partnership in which one or more of the foregoing entities owns a majority equity interest; and (v)any company directly or indirectly under the Control of one or more of the foregoing.

     "Control" means, in the case of a company or corporation, the beneficial ownership of

          (a) voting securities carrying not less than 50.1% of the votes that may be cast at a meeting of shareholders of the company (other than meetings of a particular class); and

          (b) securities carrying the right to receive not less than 50.1% of the residual assets of a company upon liquidation or dissolution, after provision for any shares entitled to receive property of a fixed or determinable value upon liquidation or dissolution in property to the right of any other class or classes of shares.


Directors
---------

1. For so long as any member of the Claridge Group remains the beneficial owner of at least five percent (5%) of the issued and outstanding Common Shares the Company will nominate for election, and recommend to its shareholders, a person designated by the Purchaser to serve on the board of directors of the Company at all meetings of shareholders of the Company held for the purpose of electing directors. In the event that, and for so long as, the beneficial holdings of Common Shares by the Purchaser shall be at least fifteen percent (15%) of all Common Shares then issued and outstanding, the Company shall nominate for election, and recommend to its shareholders, a second person designated by the Purchaser to serve on the board of directors of the Company at all meetings of shareholders of the Company held for the purpose of electing directors.

Conditions of Closing
---------------------

1. The Company's obligation to sell the Units to the Purchaser is subject to the condition that the Purchaser execute and return to the Company all relevant documentation required by applicable securities laws as the sale of the Units by the Company to the Purchaser will not be qualified by a prospectus. The Purchaser agrees to comply with the Securities Act (Ontario) and the U.S. Securities Laws, as applicable, and all other relevant securities legislation and policies concerning any resale of the Underlying Securities.

2. The following are conditions of the Purchaser's obligation to purchase the Units hereunder, which conditions must be fulfilled at or prior to closing and which may be waived in writing, in whole or in part by the Purchaser:

     a. the board of directors of the Company shall have accepted the Subscription Agreement and the Registration Rights Agreement and shall have authorized the execution and delivery of this Subscription Agreement and the Registration Rights Agreement and approved the issuance of the Units including the Common Shares, the Warrant and the Common Shares issuable upon exercise of the Warrant;

     b. the Purchaser and the Company shall have entered into the Registration Rights Agreement attached hereto as Schedule "B" (the "Registration Rights Agreement");

     c. the Company shall deliver to the Purchaser a certificate of the Company under its corporate seal and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company addressed to the Purchaser and dated the closing date in form satisfactory to counsel to the Purchaser to the effect that:

          i. the representations of the Company made herein are true and correct in all material respects at and as of the Closing Date and with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Subscription Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such date;

          ii. the Company has performed and complied in all respects with all of its covenants and agreements required by this Subscription Agreement to be performed or complied with by it prior to or at the Closing Date;

     d. the Purchaser shall have received a certificate of a public official attesting to the good standing of the Company and each of its Material Subsidiaries dated not more than two (2) days prior to the Closing Date;

     e. the Purchaser shall have received a certified copy of a resolution of the board of directors of the Company authorizing the execution and delivery of this Subscription Agreement, the Registration Rights Agreement and the issuance of the Common Shares, the Warrant and Common Shares issuable upon exercise of the Warrant; and

     f. the Purchaser shall have received a legal opinion from counsel to the Company, acceptable to Purchaser's counsel, acting reasonably and substantially in the form attached hereto as Schedule "C."


Closing
-------

1. Delivery and payment for the Units shall be completed at the offices of the Company at 2:00 pm (local time) on September 28, 2001 (the "Closing Date").

2. A single share certificate representing the Common Shares forming a part of the Units and the Warrant Certificate representing the Warrant shall be delivered to the Company for the amount of the Purchase Price at closing.

Applicable Law
--------------

1. This agreement is governed by the laws of the Province of Ontario. By acceptance, the Purchaser irrevocably accepts the jurisdiction of the courts of the Province of Ontario.

General
-------

1.   Time shall, in all respects be of the essence hereof;


2. Unless otherwise expressly indicated, all references herein to dollar amounts are to lawful money of the United States;

3. This agreement constitutes the only agreement between the Company and the Purchaser with respect to the subject matter hereof and may be amended or modified by written instrument only executed by both the parties hereto; and

4. The terms and provisions of this agreement shall be binding upon and enure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

5. This Subscription Agreement may be executed in any number of counterparts each of which shall be deemed an original.

                                                                  Execution Copy


IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the __ day of September, 2001.


                                        CLARIDGE ISRAEL LLC

                                        By: /s/ Guy P. Lander
                                            ------------------------------
                                            Name:  Guy P. Lander
                                            Title:

     Stake Technology Ltd. Hereby accepts the subscription on the terms and conditions above set forth.

     Dated the __ day of September, 2001.

                                        STAKE TECHNOLOGY LTD.

                                        By: /s/ Jeremy N. Kendall
                                            ------------------------------
                                            Name:  Jeremy N. Kendall
                                            Title: Chairman and Chief Executive
                                                   Officer on Behalf of Stake